UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported) March 21, 2000




                         BOOTH CREEK SKI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)




          Delaware                   333-26091             84-1359604
(State or other jurisdiction        (Commission         (I.R.S. Employer
      of incorporation)               File No.)        Identification No.)


                    1000 South Frontage Road West, Suite 1000
                              Vail, Colorado 81657
          (Address, including zip code, of principal executive offices)


       Registrant's telephone number, including area code: (970) 476-4030


                                    No Change
         (Former name or former address, if changed since last report.)

                         BOOTH CREEK SKI HOLDINGS, INC.

Item 5.    Other Events.

           On March 21, 2000, the Company and GT Acquisition I, LLC ("GT Acquisition"), an entity formed and controlled by the Chairman and Chief Executive Officer of the Company, entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") pursuant to which the Company agreed to sell to GT Acquisition all of the assets associated with the Grand Targhee resort for $11 million in cash, subject to certain adjustments. In addition, at the closing of the proposed transaction, GT Acquisition will assume all liabilities relating to the Grand Targhee resort. The closing of the transaction is subject to certain conditions, including receipt of applicable governmental approvals, and receipt of consents and releases from the lender under the Company's Senior Credit Facility. While there can be no assurances that the conditions to the transaction will be satisfied or that the transaction will be consummated on the terms described or at all, the Company expects the closing of the transaction to take place in May 2000.


Item 7.    Financial Statements and Exhibits.

(c)        Exhibits.

           Description of Exhibit                                   Exhibit No.
           ----------------------                                   -----------

           Asset Purchase Agreement By and Between Booth               10.1
           Creek Ski Holdings, Inc., a Delaware corporation,
           As Seller, and GT Acquisition, LLC a Delaware limited liability company, As Buyer Dated As Of
           March 21, 2000.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BOOTH CREEK SKI HOLDINGS, INC.


Dated: March 27, 2000               By:    /s/ Brian J. Pope
                                           -----------------------
                                    Name:  Brian J. Pope
                                    Title: Vice President of Accounting and
                                           Finance

                                 Exhibit Index

         Description of Exhibit                                     Exhibit No.
         ----------------------                                     -----------

Asset Purchase Agreement By and Between Booth                          10.1
Creek Ski Holdings, Inc., a Delaware corporation,
As Seller, and GT Acquisition, LLC a Delaware limited liability company, As Buyer Dated As Of
March 21, 2000.